UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2013

Burlington Stores, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.

The Burlington Stores, Inc. (the “Company”) press release furnished earlier today and dated December 10, 2013, regarding its operating results for the fiscal quarter ended November 2, 2013 (the “Initial Press Release”), contained an error in the second bullet point under the caption entitled “Outlook” on the second page.

That bullet point in the Initial Press Release provided as follows: “Fourth quarter Adjusted EBITDA margin rate to be 30-40 basis points better than last year.” The corrected bullet point in the corrected press release issued subsequent to the Initial Press Release and attached to this Form 8-K/A as Exhibit 99.1 provides as follows: “Full year Adjusted EBITDA margin rate to be 30-40 basis points better than last year.” In addition, Todd Weyhrich, the Company’s Chief Financial Officer, issued this correction in response to a question received during the conference call held earlier today to discuss the Company’s third quarter fiscal 2013 results.

The information contained in this report, and the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Corrected Press Release dated December 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr.
Vice President and Treasurer
Date: December 10, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected Press Release dated December 10, 2013.